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                                                                    Exhibit 3.35

                                     BY-LAWS

                                       OF

                            IOC - KANSAS CITY, INC.

                             A Missouri Corporation

                               ARTICLE I - OFFICES

     The principal office shall be at such place as the Board of Directors shall designate, which location may be changed by such Board of Directors and may be within or without the State of Missouri, as the Board of Directors shall determine. The corporation may also have offices at such other places both within and without the State of Missouri as the Board of Directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II - SHAREHOLDERS
                            -------------------------

Section 2.1. Annual Meeting
---------------------------

     The annual meeting of shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at the principal offices of the corporation or at such other place (either within or without the State of Missouri) and on a date and time as the Board of Directors may determine. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day at the same hour.

Section 2.2 Special Meetings
----------------------------

     Special meetings of the shareholders for any purpose or purposes prescribed in the notice of the meeting, may be called by any member of the Board of Directors, by the President, or by holders of not less than twenty percent (20%) of the outstanding shares of stock of the corporation, and shall be held at such place, on such date, and at such time as they or he shall fix.

Section 2.3. Notice of Meetings
-------------------------------

Written notice of the place, date, and time of all meetings of the shareholders shall be given, not less than ten (10) nor more than fifty (50) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or as required from time to time by The General and Business Corporation Law of the State of Missouri or the Articles of Incorporation of the corporation. In case of a special meeting, the purpose or purposes for which the meeting is called shall also be stated in the notice.

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     When a meeting is adjourned to another place date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that I the date of any adjourned meeting is more than ninety (90) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.4. Quorum and Conduct of Business
-------------------------------------------

     At any duly called meeting of the shareholders a majority of the shares of stock issued and entitled to vote, represented in person or by proxy, shall constitute a quorum, and the vote of the holders of a majority of the issued and outstanding shares of stock of the corporation represented at any meeting where a quorum is present, in person or by proxy, shall be the act of the corporation ("Shareholder Action"). If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.

Section 2.5. Organization
-------------------------

     Such person as the Board of Directors may have designated or, in the absence of such a person, the highest raking officer of the corporation who is present shall call to order any meeting of the shareholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

Section 2.6. Conduct of Business
--------------------------------

     The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

Section 2.7. Proxies and Voting
-------------------------------

     At any meeting of the shareholders every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. Each shareholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

     All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a shareholder entitled to vote or his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

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Section 2.8. Action of Shareholders Without a Meeting
-----------------------------------------------------

     Any action required or permitted to be taken by the shareholders at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote if all shareholders before or after the action, shall individually and collectively consent in writing to such action. Such written consents shall be filed with the minutes of the proceedings of the shareholders. Such action by written consent shall have the same force and effect as a unanimous vote of such shareholders at a duly called, noticed and held shareholders meeting.

Section 2.9. Stock List
-----------------------

     A complete list of shareholders entitled to vote at any meeting of shareholders arranged in alphabetical order for each class of stock and showing the address of each such shareholder and the number of shares registered in his name, shall be open to the examination of any such shareholders, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to beheld, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such shareholder who is present. The list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

                        ARTICLE III - BOARD OF DIRECTORS

Section 3.1. Number and Term of Office
--------------------------------------

     The number of directors to constitute the Board of Directors ("Board") of the corporation shall be three (3) unless such number is increased or decreased by shareholder action, provided that any change in the number of directors is reported to the Secretary of State within thirty (30) calendar days of such change. Subject to death, resignation or removal in the manner provided herein or by law, each director shall hold office for a term of one (1) year or until his successor is elected and qualified.

Section 3.2. Removal
--------------------

At a special meeting called expressly for that purpose, any one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the majority of shareholders entitled to vote at an election of directors. Such meeting shall be held at the principal place of business or registered office of the corporation on such date and at such time as set forth in the notice of the meeting.

Section 3.3. Vacancies
----------------------

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     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a successor for the unexpired term of such director may be filled by a majority of the directors then in office although less than a quorum, or by a sole remaining director.

Section 3.4. Annual Meetings
----------------------------

     The annual meeting of the Board shall be held immediately following the annual meeting of shareholders provided for in Article II. Notice of the place, date and time of each such annual meeting shall be given to each director, by whom it is not waived (attendance at the meeting shall be deemed a waiver of notice), by mailing written notice not less than three (3) days before the meeting or by telegraphing or telecopying the same not less than eighteen (18) hours before the meeting. The Board shall elect the corporation's officers and transact any and all other business of the corporation at the annual meeting.

Section 3.5 Regular Meetings
----------------------------

     Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings
----------------------------

     Special meetings of the Board may be called by any director or officer of the corporation, to be held on such date and at such time as the director or officer calling the meeting shall fix. Such special meeting shall be held at the principal office of the corporation or at such other place as a majority of the directors may agree. Notice of the place, date and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than three (3) days before the meeting or by telegraphing or telecopying the same not less than eighteen (18) hours before the meeting. Unless otherwise indicted in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Quorum
------------------

     At any meeting of the Board, a majority of the acting directors shall constitute a quorum for the transaction of business, and the consent or concurrence of a majority of the directors present at any meeting where a quorum exists, shall be the act of the Board. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof.

Section 3.8. Participation in Meetings by Conference Telephone
--------------------------------------------------------------

     Members of the Board, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

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Section 3.9. Action of Directors Without a Meeting
--------------------------------------------------

     Any action required or permitted to be taken by the Board at any meeting of the Board or a committee thereof may be taken without a meeting, if all members of the Board or a committee thereof, before or after the action, shall consent in writing to such action. Such written consents shall be filed with the minutes of the proceedings of the Board or committee, as the case may be. Such action by written consent shall have the same force and effect as a unanimous vote of such directors at a duly called, noticed, and held Board meeting.

Section 3.10. Powers
--------------------

     The Board may, except as reserved to the shareholders pursuant to the Articles of Incorporation of the corporation or as otherwise limited by applicable law, exercise all such powers and do all such acts and things as may be exercised or done by a corporation.

Section 3.11. Compensation of Directors
---------------------------------------

     Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

Section 3.12. Waiver of Notice
------------------------------

     Attendance by a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called. A director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have consented to the action taken unless his contrary vote is recorded or his dissent is otherwise entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                             ARTICLE IV - COMMITTEES

The Board, by resolution adopted by a majority of all of the directors, may create one (1) or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two (2) or more members, who serve at the pleasure of the Board.

     Unless the appointment by the Board requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of these Bylaws or action by the Board, the committee, by majority vote of its members, shall determine the time and place of meetings and the notice required therefor.

     To the extent specified by the Board or in the Articles of Incorporation or these Bylaws, each committee specified by the Board or in the Articles of incorporation or these Bylaws, each committee may exercise the authority of the Board under the General and Business Corporation Law of Missouri; provided, however, a committee may not:

          (1)  authorized distributions;
          (2) approve or recommend to shareholders any act the General and Business Corporation Law of Missouri requires to be approved shareholders;
          (3)  fill vacancies on the Board or on any of its committees;
          (4) elect or remove officers or fix the compensation of any member of the committee;
          (5)  adopt, amend or repeal these Bylaws;
          (6)  approve a plan of merger not requiring shareholder approval;
          (7) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;
          (8) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series of shares, except that the Board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or
          (9) amend, alter, repeal or take action inconsistent with any resolution or action of the Board.

                              ARTICLE V - OFFICERS

Section 5.1 Number
------------------

     The officers of the corporation shall be a Chairman of the Board (if elected), a President, one or more Vice Presidents, a Treasurer and a Secretary, each of whom shall be elected by the Board.

     The Board may appoint other officers if they deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board. Any two or more offices may be held by the same person.

Section 5.2 Election and Term of Office
---------------------------------------

     The officers of the corporation shall be elected annually by the Board at the annual meeting of the Board held after each annual meeting of shareholders. If the election of officers is not held at that meeting, the election shall be held as soon thereafter as practicable. Vacancies may be filled or new offices filled at any meeting of the Board. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

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Section 5.3. Removal
--------------------

     Any officer or agent of the corporation may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby.

Section 5.4 Vacancies
---------------------

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term.

Section 5.5. Bonds
------------------

     If the Board by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

Section 5.6. Chairman of the Board
----------------------------------

     The Chairman of the Board (if elected) shall preside at all meetings of the Board. He shall be consulted on important matters of policy and may be consulted by the corporation's executives on other matters. He may be given supervisory authority in specific matters by action of the Board and shall perform such other duties as may from time to time be assigned to him by the Board. He shall, when authorized or directed by the Board, execute instruments in writing on behalf of the corporation.

Section 5.7. President
----------------------

     The President shall be the chief executive officer of the corporation and shall in general supervise all of the business and affairs of the corporation. The President shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board, he shall preside at all meetings of the Board. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the singing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board from time to time.

Section 5.8. Vice Presidents
----------------------------

     In the absence of the President or in the event of his inability or refusal to act, and if elected, the Vice President (or, in the event there is more than one Vice President, Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President. Any Vice President may sign, with the

Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform those other duties which from time to time may be assigned to him by the Board or by the chief executive officer.

Section 5.9. Treasurer
----------------------

     The Treasurer, if elected, shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation and (b) in general, perform all duties incident to the office of Treasurer and all other duties as from time to time may be assigned to him by the Board or the Chief Executive Officer.

Section 5.10. Secretary
-----------------------

     The Secretary shall: (a) keep the minutes of the shareholders' and the Board meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be a custodian of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign, with the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board; (f) have general charge of the transfer books of the corporation; and (g) in general, perform all duties incident to the office of Secretary and all other duties as from time to time may be assigned to him by the Board or the chief executive officer.

Section 5.11. Assistant Treasurers and Assistant Secretaries
------------------------------------------------------------

     The Assistant Secretaries, if elected, as thereunto authorized by the Board, may sign with the President or Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Board or the chief executive officer.

Section 5.12. Delegation of Authority
-------------------------------------

     The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.13. Action with Respect to Securities of Other Corporations
---------------------------------------------------------------------

     Unless otherwise directed by the Board, the chief executive officer shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of the shareholders of, or with respect to any action of shareholders of any other corporation, which power the corporation may possess by reason of its ownership of securities of such other corporation.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 6.1. Contracts
----------------------

     The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 6.2. Loans
------------------

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

Section 6.3. Checks, Drafts, etc.
--------------------------------

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board.

Section 6.4. Deposits
---------------------

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

                   ARTICLE VII - INDEMNIFICATION OF DIRECTORS,
                              OFFICERS AND OTHERS

     The corporation shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership joint venture, trust or other enterprise, against expenses, losses, costs and damages (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

     The corporation shall indemnify and hold harmless any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or it or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to herein, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the action, suit or proceeding.

     Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the corporation.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determine that he is entitled to be indemnified by the corporation as authorized in this Article.

     The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or these Bylaws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 351.355 of the General and Business Corporation Law of Missouri as amended.

     The corporation may provide such further indemnity, in addition to the indemnity provided by this Article to any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately, or willful misconduct.

     The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained in his behalf by the corporation, or (ii) from such other corporation, partnership, joint venture, trust or other enterprise, or from insurance purchased by any of them.

     Nothing contained in this Article VII, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Act of 1934, or any other applicable state or federal law.

     For purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation in the same - capacity.

                              ARTICLE VIII - STOCK

Section 8.1. Certificates of Stock
----------------------------------

     Each shareholder shall be entitled to a certificate signed by, or in the name of the corporation, by the President or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him. Any or all of the signatures on the certificate may be facsimile.

Section 8.2. Transfers of Stock
-------------------------------

     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 8.4 of this Article VIII of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 8.3. Record Date
------------------------

     The Board may fix a record date, which shall not be more than fifty (50) nor less than ten (10) days before the date of any meeting of shareholders nor more than fifty (50) days prior to the time for any other action hereinafter described, as of which there shall be determined the shareholders who are entitled: (i) to notice of or to vote at any meeting of shareholders or any adjournment thereof; (ii) to express consent to corporate action in writing without a meeting; (iii) to receive payment of any dividend or other distribution or allotment of any rights; or (iv) to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 8.4. Lost, Stolen or Destroyed Certificates
---------------------------------------------------

     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 8.5. Regulations
------------------------

     The issue, transfer, conversion and registration shall be governed by such other regulations as the Board may establish.

                              ARTICLE IX - NOTICES

Section 9.1. Notices
--------------------

     Whenever notice is required to be given to any shareholder, director, officer or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a prepaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such shareholder, director, officer or agent at his or here address as the same appears on the books of the corporation. The time when such notice is deposited in the United States mail shall be the time of the giving of the notice, or if personally delivered, the time of receipt shall be the time of such notice.

Section 9.2. Waivers
--------------------

     A written waiver of any notice, signed by a shareholder, director, officer or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. In addition, any consents signed pursuant to Section 2.8 or Section 3.9, shall constitute a waiver of notice of a meeting.

                            ARTICLE X - MISCELLANEOUS

Section 10.1 Facsimile Signatures
---------------------------------

     In addition to the provision for the use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signature of any officer or officers of the corporation may be used whenever and as authorized by the Board or a committee thereof.

Section 10.2 Conflicts
----------------------

     Directors and officers shall exercise their powers in good faith and with a view to the interests of the corporation. No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more of its directors are directors or are financially interested, shall be either void or voidable because such director or directors are present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or because his, her or their votes are counted for such purpose, if the circumstances specified in any of the following subdivisions exist:
                               ---

     (a) The fact of the common directorship or financial interest is disclosed or known to the board or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose.

     (b) The fact of the common directorship or financial interest is disclosed or known to the shareholders and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of shareholders entitled to vote; the votes of common or interested director or directors shall be counted in any such vote of shareholders.

     (c) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof, which authorizes, approves or ratifies a contract or transaction.

Section 10.3. Corporate Seal
----------------------------

     The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. IF and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

Section 10.4. Reliance upon Books, Reports and Records.
-------------------------------------------------------

Each director, each member of any committee designated by the Board, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant or by an appraiser selected with reasonable care.

Section 10.5. Fiscal Year
-------------------------

     The fiscal year of the corporation shall be as fixed by the Board.

Section 10.6. Time Periods
--------------------------

     In applying any provision of these Bylaws which requires that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

Section 10.7. Inconsistencies
-----------------------------

     In the event of any inconsistencies between any provisions of these Bylaws and any provisions of the Articles of Incorporation of the corporation or applicable statute, the Articles of Incorporation or such statute shall control.

Section 10.8. Gender
--------------------

     The use of the masculine herein shall be considered to be neutral as to gender and shall be inclusive of the masculine and feminine.

                             ARTICLE XI - AMENDMENTS

     These Bylaws may be amended or repealed.

     IN WITNESS WHEREOF, these Bylaws were adopted as of the 17 day of February, 2000.